CarMax Strategic Update November 2026

2 Safe Harbor Statement and Non-GAAP Measures We caution readers that the statements contained in this presentation that are not statements of historical fact, including statements about our future business plans, operations, challenges, opportunities or prospects, including without limitation any statements or factors regarding our recent leadership transition, strategy for growth, operating capacity, sales, inventory, market share, financial and operational targets and goals including our Shift into GEAR financial targets, revenue, margins, expenses, liquidity, loan originations, capital expenditures, share repurchase plans, debt obligations or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of words such as “anticipate,” “believe,” “commit,” “could,” “enable,” “encourage,” “estimate,” “expect,” “focus on,” “intend,” “may,” “on track,” “outlook,” “plan,” “position,” “predict,” “should,” “target,” “will”, “what it looks like” and other variations of these words or similar expressions, whether in the negative or affirmative. Such forward-looking statements are based upon management’s current knowledge, expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Among the factors that could cause actual results and outcomes to differ materially from those contained in the forward- looking statements are the following: changes in the competitive landscape and/or our failure to successfully adjust to such changes including changes in customer preferences or shopping behavior; changes in general or regional U.S. economic conditions, including economic downturns, inflationary pressures, fluctuating interest rates, tariffs, the effect of trade policies or related uncertainties, and the potential impact of international events (including the conflict in the Middle East); changes in the availability or cost of capital and working capital financing, including changes related to the asset-backed securitization market; events that damage our reputation or harm the perception of the quality of our brand; significant changes in prices of new and used vehicles; a reduction in the availability of or access to sources of inventory or a failure to expeditiously liquidate inventory; the failure or inability to realize the expected benefits and objectives associated with our strategy for growth; our inability to realize the benefits associated with our sales platform or initiatives designed to leverage evolving technologies, including AI; our ability to repurchase shares of common stock at planned levels; factors related to geographic and sales growth, including the inability to effectively manage our growth; our inability to recruit, develop and retain associates and maintain positive associate relations; the loss of key associates from our store, regional or corporate management teams, the failure to effectively execute key executive succession plans, disruptions associated with leadership transitions, or a significant increase in labor costs; changes in economic conditions or other factors that result in greater credit losses for CAF’s portfolio of auto loans than anticipated; the failure or inability to realize the benefits associated with our strategic investments; changes in consumer credit availability provided by our third-party finance providers; changes in the availability of extended protection plan products from third- party providers; the performance of the third-party vendors we rely on for key components of our business; adverse conditions affecting one or more automotive manufacturers; the inaccuracy of estimates and assumptions used in the preparation of our financial statements, or the effect of new accounting requirements or changes to U.S. generally accepted accounting principles; the failure or inability to adequately protect our intellectual property; the occurrence of severe weather events; the failure or inability to meet our environmental goals or satisfy related disclosure requirements; factors related to the geographic concentration of our stores; security breaches or other events that result in the misappropriation, loss or other unauthorized disclosure of confidential customer, associate or corporate information; the failure of or inability to sufficiently enhance key information systems; factors related to the regulatory and legislative environment in which we operate; the effect of evolving regulations, disclosure requirements, standards and expectations relating to environmental, social and governance matters; the effect of various litigation matters; the volatility in the market price for our common stock; and the impact of shareholder activism. For more details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 28, 2026, and our quarterly or current reports as filed with or furnished to the U.S. Securities and Exchange Commission. Our filings are publicly available on our investor information home page at investors.carmax.com. Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling (804) 747-0422 x7865. We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. This presentation includes non-GAAP financial measures. Reconciliations of these measures to the comparable GAAP measures are available in the appendix to this presentation.

3 Today’s Presenters Keith Barr President & Chief Executive Officer Enrique Mayor-Mora Executive Vice President & Chief Financial Officer Jon Daniels Executive Vice President, CarMax Auto Finance

1. Market Opportunity & Position 2. Shift into GEAR Strategy 3. Power of CarMax Auto Finance 4. Financial Algorithm 5. Closing Remarks and Q&A Agenda

5 Keith Barr | President & CEO A little more than 7 months in, I’m more confident than ever in our ability to capture the tremendous opportunity ahead of us. “ ”

6 Market Opportunity & Position Keith Barr | President & CEO

Used auto is a large, fragmented market providing significant growth runway

LARGE MARKET

~$1T

Annual Used Car Sales[1]

~39M

Total Used Vehicles Sold[2]

HIGHLY FRAGMENTED

~10%

Combined share of the top 10 used auto Retailers[3]

Even the largest retailers hold only a small share of the $1T market…

…creating growth opportunity for a player with the right model

(1) Assumes 39M sales at ASP cited by Cox Automotive · (2) Cox Automotive · (3) Automotive News Top 100 dealership groups

7

Most buyers want the best of both worlds: online and in-person

Purchase Channel: Intent vs. Actual


28%
63%
9%
Shopper Intent
8%
38%
54%
Actual Used
All online
Online & offline
All in-person

Source: Cox Automotive 2025 Car Buyer Journey Study

Hybrid is what customers want, and what CarMax delivers

60%+

of customers plan to combine online and in-person steps in their used car-buying journey

90%+

still complete some part of the purchase in-store

8

CarMax delivers digital and physical – at a scale no one can match



1.3M Retail & wholesale cars sold	**1.1M** Consumer & dealer buys	**258** Stores nationwide[1]
83% Retail sales supported by digital capabilities	**30M+** CarMax web visits (monthly)[1]	**2M+** Vehicles moved
86% Aided brand awareness[1]	**$16B** CAF Loan portfolio[1,2]	**33+** Years of proprietary data

FY26 unless otherwise noted

(1) YTD FY2027 (2) Held for investment

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10 Why CarMax is positioned for sustained growth A brand that customers know and trust The best of both worlds: Online convenience and a great in-store experience Structural advantages built over decades that are hard to replicate A leadership team and culture focused on execution Large opportunities within our control so growth doesn’t depend on the market Clear plan to strengthen the core of our operations 1 2 3 4 5 6 10

11 Keith Barr | President & CEO Shift into GEAR Strategy

12 Shift into GEAR A stronger core and the foundation for growth G GREAT OFFERING Give customers every reason to choose CarMax EASY EXPERIENCE Make it easy to do business with us ADD VALUE Maximize the value on each transaction RUN LEAN Unlock efficiencies to enable a great offering E A R

SHIFT INTO GEAR

GREAT OFFERING

Give customers every reason to choose CarMax

				WHAT IT LOOKS LIKE
PRICE	1	Price Levels	Deliver highly competitive prices to power growth that outpaces the market	Run Lean savings, reinvested in price
	2	Price Allocation	Price every car to its local demand with real-time market signals, to win the sale and earn the right margin	Prices that move with the market, not behind it
SELECTION	3	Volume	Acquire and produce the inventory necessary to grow saleable inventory – one of our most reliable drivers of sales	More of the right cars to choose from, delivered faster
	4	Access	Put more of our inventory within reach, sooner: fewer cars idle in holds, transit and reconditioning, and faster, more predictable transfers	
	5	Mix	Shape our inventory around what customers want to buy, so the right cars are available and turning faster	

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EASY EXPERIENCE

Make it easy to do business with us

DIGITAL EXPERIENCE	1	**Upper Funnel**	Get shoppers to the right car faster with simpler browsing, smarter search & improved car pages
	2	**Reservation**	Make every shopper count – with an improved flow that drives higher quality reservations & fewer cars sitting on hold
STORE EXPERIENCE	3	**Post-Reservation**	Help customers know what to expect with improved contact strategy owned by our stores
	4	**In-Store**	Deliver on our online promise – with cars ready on arrival enabling a faster, more seamless experience

WHAT IT LOOKS LIKE

From first click to the keys:

- Fewer steps to find the right car
- Higher converting reservations, fewer idle holds
- One store contact from reservation to arrival
- A car ready and waiting at the door

Leverage AI to enhance customer & associate experience & drive conversion

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SHIFT INTO GEAR

ADD VALUE

Maximize the value on each transaction

				WHAT IT LOOKS LIKE
FINANCE	1	Full Spectrum	Extend CAF's proven platform to more customers – expanding into Tier 2 in disciplined stages to capture more finance income over time	Higher CAF share of Tier 2: 40% by FY30, up from 10% in Q2 FY26
	2	Flexible Funding	Diversify CAF's funding capabilities, providing options to balance income and risk as we grow	Continue to diversify funding channels Example: ~$600M of receivables sold in Q2FY27
ANCILLARY PRODUCTS	3	Extended Protection Plans	Leverage our reinvented MaxCare and GAP product suite to earn more on every plan sold and put protection in more customers' hands	Grow EPP profit per retail unit 20%+ by FY30

Additional detail on CarMax Auto Finance in later section

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SHIFT INTO GEAR

RUN LEAN

Unlock efficiencies to enable a great offering

			WHAT IT LOOKS LIKE
COST PER CAR SOLD	1 Reconditioning	Digitize reconditioning end to end: more throughput, more cars fixed in-house, less cost in every car	Hundreds of dollars per car in savings from reconditioning and logistics by FY30
	2 Logistics	Re-engineer our network from point-to-point to hub-and-spoke, scaled nationwide: fewer, smarter moves and faster delivery	
SMARTER OPERATIONS	3 Acquisition	Buy more cars directly from customers, our lowest-cost source of inventory, with an instant, competitive online offer	A growing share of sellers get an instant offer
	4 SG&A	Leverage SG&A every year as we grow, with savings built into how we operate	$200M run-rate savings exiting FY27; strong leverage each year through FY30

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17 What you can expect Four pillars, one system, driving sustained market share growth G Highly competitive prices and greater selection of cars, delivered faster, gives customers more reasons to choose CarMax for their purchase E A R A faster route to the right car, and a store that keeps our online promise to give customers the best of both worlds and turn more shoppers into buyers A proven platform, extended with discipline: more customers financed by CAF, more value per loan captured over time, increased profitability on every sale Delivering hundreds of dollars per car in savings across reconditioning and logistics and driving strong SG&A leverage funds sharper prices and increased returns

18 CarMax Flywheel Every turn of the flywheel adds to durable market share gains and EPS growth Improve Offering GEAR Grow Sales & Profit per Transaction GEAR Lower Vehicle Cost Base & Drive Operating Leverage GEAR Increase Scale & Throughput GEAR

19 Power of CarMax Auto Finance Jon Daniels | EVP, CarMax Auto Finance

CarMax Auto Finance

A key contributor to growth

1. **Diversifies CarMax earnings:** Provides additional profit engine
2. **Captive structure:** Maximizes profitability; sales are a core part of the lending model
3. **30 years of experience:** Strong track record of lending, funding & servicing customers
4. **Disciplined approach:** Balances growth, credit risk, and returns
5. **Scalable model:** Significant volume runway and quickly growing funding capabilities


CARMAX

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Extending CAF's proven prime platform to more customers

TIER 1	TIER 2	TIER 3
Prime	**Non-Prime**	**Subprime**
Target FICO®	Target FICO®	Target FICO®
675+	**~550–675**	**Below 550**
Typical APR[1]	Typical APR[1]	Typical APR[1]
6–15%	**14–22%**	**21–28%**
Core of our book & historic focus	Balanced expansion to drive growth	Not a near-term priority

WHAT'S CHANGING

Full Spectrum is focused on expanding CAF platform further into Tier 2

EXPECTED BENEFITS

Significant potential within existing customer base

Attractive lifetime and risk-adjusted economics

Loyalty opportunity by retaining customer relationship

(1) APRs reflect 25th – 75th percentiles by tier

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22 Building lifetime earnings with disciplined credit expansion Illustrative Expected Cumulative CAF Net Income Impact Year 1 provision requirements more than offset income from Tier 2 Year 2+ income more than offsets provision and continues to grow over loan lifetime A proven approach, a deliberate pace, and funding that lets us grow with discipline Y1 Y2 Y3 Tier 1 HFI1 Tier 2 partner fees Tier 2 HFI1 C u m u la ti v e N e t In c o m e Business Challenge Near Term: Tier 2 expansion pressures CAF Income due to upfront loss provisioning How We Plan to Manage It Staged growth, expanding across Tier 2 as loan performance aligns to expectations Strategic Funding to balance risk and lifetime value capture Expected Payoff Held for Investment loans generate substantial income Held for Sale loans capture sizeable value while avoiding provision FY30 Target: 40% penetration of CarMax’s Tier 2 Tier 2 HFS2 (1) Reflects loans Held for Investment | (2) Reflects loans Held for Sale

23 Financial Algorithm Enrique Mayor-Mora | EVP, CFO

24 Shift into GEAR Financial Targets (FY26-FY30) Note: All targets assume a stable operating environment | (1) CAGR base period of FY26 (2) FY26 Adjusted EPS of $2.91 is the base for the CAGR; Adjusted EPS is a non-GAAP measure; reference appendix for reconciliation Mid-Teens CAGR1 ADJUSTED EPS2 ($) Executing on GEAR positions CarMax to grow market share and earnings on a sustainable basis Mid-single- digit CAGR1 Retail Used (units) Mid-teens CAGR1 Adjusted EPS2 ($)

Shift into GEAR Financial Targets

(FY26-FY30)

	FY26 – FY30 CAGR		DRIVERS
Retail Units	**MSD**		• Great Offering + Easy Experience + greater industry price transparency drive market share gains • Retail GPU consistent from FY27; several hundred dollars per unit of reconditioning & logistics savings reinvested in price
EPP	**LDD**		• Leveraging enhanced products to drive growth • Renegotiation with providers
CAF Income	**Down LSD** **Flattish** **HSD**	FY27 FY28[1] FY29–FY30[2]	• Acceleration of Tier 2 penetration drives loss provision in the near-term • Strong payoff in the medium and long-term
Adjusted SG&A Expenses[3]	**LSD**		• FY27 exit rate savings of $200M • Re-allocate savings to self-fund growth
Adjusted EPS	**Mid-teens**		• Strong operating leverage • Share repurchases contribute low single-digits to EPS growth

Notes: All targets assume a stable operating environment | CAGR base period of FY26 unless otherwise noted | (1) Represents FY28 growth off FY27 base | (2) CAGR base period of FY28 | (3) FY26 adjusted SG&A of $2.40B is base for the CAGR. Adjusted SG&A is a non-GAAP measure; reference appendix for reconciliation

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26 Capital allocation underpinned by strong balance sheet and cash flow generation Maintain Financial Strength Preserve a strong balance sheet and disciplined leverage1 profile within long-term target range of 1.5x to 2.0x to enable operational flexibility Grow the Core Business CapEx investment of ~$500M per year starting in FY28 • Physical locations • Technology modernization • AI capabilities CAF expansion Return Excess Capital to Shareholders Disciplined share repurchase program As Shift into GEAR improves operating and financial performance, we plan to continue to allocate capital in a disciplined and balanced manner to create long-term shareholder value (1) Leverage is a non-GAAP measure, see appendix for reconciliation

27 Closing Remarks Keith Barr | President & CEO

CarMax has the strategy and assets to take share and drive earnings growth

1. **Significant runway to take share**
   CarMax operates in a ~$1 trillion market where even the largest players remain relatively small

2. **Scaled platform that is nearly impossible to replicate**
   Our trusted brand, nationwide physical footprint and scaled digital capabilities took decades and significant capital to build, provide the model customers want, at a scale no one else has

3. **Built for how customers actually shop for and buy cars**
   CarMax combines digital convenience with an in-store experience and can deliver both at national scale

4. **Shift into GEAR turns our advantages into growth**
   Our strategy sharpens the offer, simplifies the experience, captures more value per sale and lowers costs to drive durable earnings growth

5. **Flywheel model designed to compound earnings**
   More sales increase scale, lower unit costs and create earnings that we will reinvest to strengthen the offer and win the next customer



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29 Q&A

APPENDIX

ADJUSTED NET LEVERAGE METRICS – NON-GAAP

(In thousands)	As of February 28 or 29 2023	2024	2025	2026	As of August 31 2026
Total debt	$18,382,111	$18,783,149	$18,707,207	$18,051,313	$ 17,402,502
Less: Non-recourse notes payable	(16,360,092)	(16,866,972)	(17,119,758)	(15,827,609)	(15,721,310)
Add: Finance lease liability	183,923	219,636	204,231	192,327	199,073
Add: Term loan unamortized debt issuance costs	506	368	228	729	1,308
Total funded debt	2,206,448	2,136,181	1,791,908	2,416,760	1,881,573
Less: Unrestricted cash [1]	(299,758)	(559,142)	(231,960)	(107,826)	(155,525)
Add: 6x rent expense [2] [5]	620,886	625,296	647,982	720,815	712,726
Adjusted net debt	$ 2,527,576	$ 2,202,335	$ 2,207,930	$ 3,029,749	$ 2,438,774

(In thousands except ratio)	Twelve months ended February 28 or 29 2023	2024	2025	2026	Twelve months ended August 31 2026
Net earnings	$ 484,762	$ 479,204	$ 500,556	$ 247,290	$ 292,445
Add: Interest expense	120,398	124,750	107,941	110,394	120,513
Add: Income tax provision	152,043	162,392	168,804	136,143	162,384
Add: Depreciation and amortization [3]	245,056	239,455	272,801	312,620	347,128
Add: Share-based compensation expense, excluding ESPP	85,592	119,720	134,709	99,018	102,068
Add: Net other [4]	(32,522)	11,806	10,093	147,664	127,192
Adjusted EBITDA	1,055,329	1,137,327	1,194,904	1,053,129	1,151,730
Add: Rent expense [2]	103,481	104,216	107,997	136,010	130,521
Adjusted EBITDAR	$ 1,158,810	$ 1,241,543	$ 1,302,901	$ 1,189,139	$ 1,282,251
Net leverage ratio	2.2	1.8	1.7	2.5	1.9

[1] Unrestricted cash represents cash and cash equivalents in excess of $15 million.

[2] Rent expense includes operating lease cost as well as expense related to certain non-lease components, such as executory costs and maintenance.

[3] Includes amounts classified within depreciation and amortization, cost of sales and CAF income on the consolidated statements of earnings as well as software as a service amortization and amortization from AOCI related to retirement plans and cash flow hedges.

[4] Includes the removal of income tax credits as well as the net impact of non-cash items on net earnings. Non-cash items primarily include fair value changes on our undesignated hedges, fair value changes on our investments in equity securities and impairment charges.

[5] Rent expense for purposes of calculating adjusted net debt does not apply a multiple to the expense related to the lease abandonment recorded in fiscal 2026.

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32 (Dollars in millions except per share data) 2026 SG&A expenses $ 2,453.4 Restructuring charges (1) (49.8) Adjusted SG&A expenses $ 2,403.6 Net earnings per diluted share $ 1.68 Impairment charges (2) 0.96 Restructuring charges (3) 0.35 Income tax impact of non-GAAP adjustments (4) (0.08) Adjusted net earnings per diluted share $ 2.91 (2) Includes the goodwill impairment charge recorded in fiscal 2026. (3) Includes all costs related to severance costs for our CEO change and workforce reductions as well as all costs related to the abandonment of our Edmunds lease. (4) Calculated using the blended statutory tax rate for each period. Year Ended February 28 (1) Includes the portion of costs related to severance costs for our CEO change and workforce reductions as well as costs related to the abandonment of our Edmunds lease that have been recorded in SG&A expenses. ADJUSTED SG&A AND ADJUSTED EPS – NON-GAAP